Exhibit 8.1

May 27, 2009

ALYST ACQUISITION CORP
233 East 69th Street, #6J
New York, NY 10021

Re: Registration Statement of China Networks International Holdings, Ltd.

Ladies and Gentlemen:

We have acted as special United States tax counsel to Alyst Acquisition Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed by China Networks International Holdings, Ltd., a British Virgin Islands company, on May 27, 2009, as amended through the date hereof (the “Registration Statement”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Statement.

As special United States tax counsel to the Company, we have reviewed the Registration Statement insofar as it relates to United States federal income tax matters.  In rendering this opinion, we have assumed with your approval the genuineness of all signatures, the legal capacity of all natural persons, the legal authority of all entities, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the completeness and accuracy of the documents reviewed by us.  We have also assumed with your approval and not verified the accuracy of the factual matters set forth in the above-referenced documents and the Registration Statement.  This opinion is based on the facts and representations set forth in the Registration Statement concerning the business, assets and governing documents and anticipated transactions relating to the Company.

May 27, 2009

Based on the foregoing and subject to the assumptions, limitations and qualifications stated in the Registration Statement and herein, we hereby confirm and adopt as our opinion the statements of United States federal income tax law on the date hereof as set forth in the Registration Statement under the caption “Material United States Federal Income Tax Considerations.”  We express no opinion whatsoever with respect to the applicability, or the effect, of other federal laws or the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.
This opinion is based upon the existing provisions of the United States Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published United States Internal Revenue Service (“IRS”) revenue rulings and revenue procedures, and judicial decisions in effect on the date hereof.  Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein.  Our opinion is based on the facts and assumptions set forth in the Registration Statement and this opinion.  If any of the facts or assumptions is not true, correct or complete, our opinion may not be applicable.  We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise.

May 27, 2009

This opinion is issued in connection with the Registration Statement, and may not be relied on for any other purpose without our prior written consent.

Our opinion is not binding on the IRS or any court.  The IRS may disagree with one or more of our statements, and a court may sustain the IRS’s position.

Except as expressly provided herein, we express no opinion with respect to any tax matter set forth in the Registration Statement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ McDermott Will & Emery LLP
McDermott Will & Emery LLP